Exhibit 23.3




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


                  We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2000 (the "Form 10-K"), and to the incorporation by reference of our name, which appears in the Form 10-K, into the Company's Registration Statements on Forms S-8 (Registration Nos. 33-67332 and 333-51968) and S-3 (Registration No. 333-79733).


                                           CAWLEY, GILLESPIE & ASSOCIATES, INC.




                                                   By:/s/ Aaron Cawley, P.E.
                                                      -------------------------
                                                          Aaron Cawley, P.E.
                                                       Executive Vice President



         Fort Worth, Texas
         March 20, 2001